Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-123263, 333-146794, 333-182584, 333-212948, 333-169293, 333-219608, and 333-239054 on Form S-8 of our reports dated February 24, 2022, relating to the financial statements of ACI Worldwide, Inc. and the effectiveness of ACI Worldwide, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 24, 2022